Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Second Quarter 2012 Results

HOUSTON, July 19, 2012 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the second quarter of 2012 of $201.5 million, or $1.45 per share on a diluted basis, compared with net income of $266.6 million, or $1.92 per share on a diluted basis, in the same period a year earlier. Revenues in the second quarter of 2012 were $738.2 million, compared with revenues of $889.5 million for the second quarter of 2011.

Results for the quarter included an after-tax gain of approximately $50.5 million, or $0.36 per share, related to the sale of five jack-up rigs. These transactions included the sale of the Ocean Sovereign for $38.5 million cash, in addition to the previously announced sales of the Ocean Heritage, Ocean Drake, Ocean Crusader and Ocean Champion. The reduction in the Company’s overall effective tax rate for the quarter, compared to the previous quarter, resulted primarily from the low effective tax rate associated with these sales transactions.

Since the first quarter of 2012, the Company put in place 14 new agreements that are expected to generate maximum total revenue of approximately $1.1 billion and 10 rig-years of contract drilling backlog. Significant among these awarded contracts are the following:

•

The Ocean Onyx was awarded a one-year contract with Apache Deepwater LLC, a subsidiary of Apache Corporation, at a rate of $490,000 per day. The rig will work in the U.S. Gulf of Mexico upon its completion and delivery from the shipyard in 3Q of 2013.

•

The Ocean Vanguard was extended with Statoil by 20 months to continue operating in the Norwegian sector of the North Sea into March of 2015. The new rate will be $450,000 per day, up from the previous rate of $352,000 per day.

•	The Ocean Nomad was awarded a two-year contract with Dana Petroleum to work in the U.K. North Sea until June of 2015. The rate will be $330,000 per day.

•	The Ocean Guardian was extended with Shell for one year at a rate of $350,000 per day to continue working in the U.K. North Sea until July of 2015. The current rate is $263,000 per day.

“Our contract announcements reflect the continued strength in deep and mid-water markets,” said Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “In particular, we are pleased with the award for the Ocean Onyx, our deepwater semisubmersible rig currently under construction. The Company is currently evaluating another potential project that would deliver a rig with enhanced capabilities, similar to the Ocean Onyx.”

“Over the past several quarters, our results have also benefitted from our ongoing efforts to control costs and reduce unanticipated rig downtime,” said Dickerson. “During the second quarter, we continued to execute on these initiatives, which contributed to our strong operating results.”

CONFERENCE CALL

Diamond Offshore will host a conference call to discuss first quarter results on Thursday, July 19, 2012 beginning at 9:00 a.m. CDT. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979, or 973-321-1100 for international callers. The conference ID number is 93863487. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 31 semisubmersibles, seven jack-ups, and one drillship, in addition to four ultra-deepwater drillships and one deepwater semisubmersible currently under construction. For additional information and access to SEC filings, please visit the Company’s website at www.diamondoffshore.com. Diamond Offshore is a 50.4% owned subsidiary of Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 92-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather. Additional information on Diamond Offshore Drilling, Inc. (“the Company”) and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such statements include, but are not limited to, statements concerning future revenues and backlog, future performance under contract awards and extensions, future operations and dayrates, delivery of the Ocean Onyx from the shipyard, market outlook and future market conditions, future rig construction and future contracting opportunities. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These factors include, among others, general economic and business conditions, contract cancellations, customer bankruptcy, operating risks, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Contract drilling	$726,261	$869,646	$1,481,416	$1,658,519
Revenues related to reimbursable expenses	11,927	19,850	25,414	37,366

Total revenues	738,188	889,496	1,506,830	1,695,885

Operating expenses:
Contract drilling, excluding depreciation	405,252	388,006	802,354	750,370
Reimbursable expenses	11,637	19,287	24,788	36,237
Depreciation	99,469	101,175	200,862	202,348
General and administrative	18,741	16,372	36,327	34,097
Bad debt recovery	(400)	(1,700)	(1,018)	(10,147)
Gain on disposition of assets	(53,695)	(1,240)	(79,077)	(3,881)

Total operating expenses	481,004	521,900	984,236	1,009,024

Operating income	257,184	367,596	522,594	686,861

Other income (expense):
Interest income	1,496	1,091	3,279	1,541
Interest expense	(12,731)	(22,226)	(28,060)	(44,270)
Foreign currency transaction gain (loss)	1,083	(1,555)	979	(3,161)
Other, net	(274)	(880)	(599)	(96)

Income before income tax expense	246,758	344,026	498,193	640,875

Income tax expense	(45,297)	(77,440)	(111,563)	(123,677)

Net Income	$201,461	$266,586	$386,630	$517,198

Income per share:
Basic	$1.45	$1.92	$2.78	$3.72

Diluted	$1.45	$1.92	$2.78	$3.72

Weighted average shares outstanding:
Shares of common stock	139,029	139,027	139,028	139,027
Dilutive potential shares of common stock	11	25	11	25

Total weighted average shares outstanding	139,040	139,052	139,039	139,052

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
	2012	2012	2011
REVENUES
Floaters:
Ultra-Deepwater	$233,071	$244,589	$233,271
Deepwater	142,565	146,003	192,791
Mid-water	310,462	318,595	383,067

Total Floaters	686,098	709,187	809,129
Jack-ups	40,163	45,968	60,512
Other	—	—	5

Total Contract Drilling Revenue	$726,261	$755,155	$869,646

Revenues Related to Reimbursable Expenses	$11,927	$13,487	$19,850

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$137,087	$139,961	$132,907
Deepwater	68,653	58,594	59,658
Mid-water	160,642	162,779	149,773

Total Floaters	366,382	361,334	342,338
Jack-ups	29,240	31,443	38,552
Other	9,630	4,325	7,116

Total Contract Drilling Expense	$405,252	$397,102	$388,006

Reimbursable Expenses	$11,637	$13,151	$19,287

OPERATING INCOME
Floaters:
Ultra-Deepwater	$95,984	$104,628	$100,364
Deepwater	73,912	87,409	133,133
Mid-water	149,820	155,816	233,294

Total Floaters	319,716	347,853	466,791
Jack-ups	10,923	14,525	21,960
Other	(9,630)	(4,325)	(7,111)
Reimbursable expenses, net	290	336	563
Depreciation	(99,469)	(101,393)	(101,175)
General and administrative expense	(18,741)	(17,586)	(16,372)
Bad debt recovery	400	618	1,700
Gain on disposition of assets	53,695	25,382	1,240

Total Operating Income	$257,184	$265,410	$367,596

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$376,359	$333,765

Marketable securities	975,947	902,414

Accounts receivable, net of allowance for bad debts	532,302	563,934

Prepaid expenses and other current assets	160,012	192,570

Total current assets	2,044,620	1,992,683

Drilling and other property and equipment, net of accumulated depreciation	4,780,747	4,667,469

Other assets	257,530	304,005

Total assets	$7,082,897	$6,964,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$392,458	$427,291

Long-term debt	1,495,943	1,495,823

Deferred tax liability	535,965	536,815

Other liabilities	176,539	171,165

Stockholders’ equity	4,481,992	4,333,063

Total liabilities and stockholders’ equity	$7,082,897	$6,964,157

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

(Dayrate in thousands)

	Second Quarter		First Quarter		Second Quarter
	2012		2012		2011
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
Ultra-Deepwater Floaters	$354	89%	$364	85%	$340	92%
Deepwater Floaters	$372	83%	$359	88%	$422	98%
Mid-Water Floaters	$262	66%	$266	65%	$265	77%
Jack-Ups	$94	49%	$87	44%	$82	60%